                                                                  EXHIBIT 10.27

                               NATURAL WONDERS, INC.

                                EMPLOYMENT AGREEMENT

This Employment Agreement is made and entered into by and between Natural Wonders, Inc. (the "Company") and Kathleen Chatfield as of September 15, 1997.

1. POSITION AND DUTIES. Kathleen Chatfield shall be employed by the Company as its President and Chief Executive Officer, reporting to the Board of Directors, effective as of the date hereof.

As President, CEO, Kathleen Chatfield agrees to devote her full business time, energy and skill to her duties at the Company. These duties shall include, but not be limited to, any duties consistent with her position which may be assigned to her from time to time by the Company's Board of Directors.

2. TERM OF EMPLOYMENT. Kathleen Chatfield's employment with the Company pursuant to this Agreement is for no specified term, and may be terminated by her, or the Company at any time with or without cause subject to paragraphs 4 and 5, below.

3. COMPENSATION. Kathleen Chatfield shall be compensated by the Company for her services as follows:

     (a) SALARY: Kathleen Chatfield shall be paid a salary of $360,000.00 per year, subject to applicable withholding, in accordance with the Company's normal payroll procedures. Such salary shall be reviewed annually and revised as determined appropriate by the Board of Directors. The annual review shall occur on or about February 1 of each year.

     (b) BENEFITS: Kathleen Chatfield shall have the right, on the same basis as other members of senior management of the Company, to participate in and to receive benefits under any of the Company's employee benefits plans, including the medical, dental, and disability group insurance plans.
Kathleen Chatfield shall also be entitled to participate in the 401(k) Plan maintained by the Company in accordance with its terms. In addition, Kathleen Chatfield shall be entitled to the benefits afforded to other members of senior management under the Company's vacation, holiday and business expense reimbursement policies.

     (c) CAR ALLOWANCE: Kathleen Chatfield will receive a monthly car allowance of $800.00, payable the first paycheck of every fiscal month, in accordance with current Company practice.

     (d) PERFORMANCE BONUS: Kathleen Chatfield will be eligible to participate in the Company's bonus program which is administered by the Compensation Committee of the Board of Directors.

4. BENEFITS UPON VOLUNTARY TERMINATION: In the event that Kathleen Chatfield voluntarily resigns from her employment with the Company, or in the event that her employment terminates as a result of her death or disability, KATHLEEN CHATFIELD SHALL BE ENTITLED TO NO COMPENSATION OR BENEFITS FROM THE COMPANY OTHER THAN THOSE EARNED UNDER PARAGRAPH 3 ABOVE THROUGH THE DATE OF HER RESIGNATION OR TERMINATION; AS THE CASE MAY BE. The foregoing notwithstanding, if Kathleen Chatfield resigns voluntarily on May 1, 1998, she shall be entitled to receive (i) an amount equal to her then annual base salary, which shall be paid in sixty biweekly payments commencing on May 1, 1998 and (ii) reimbursement for the employee benefits described in Section 3(b) for a period of twelve months from the date of resignation..

5. BENEFITS UPON OTHER TERMINATION: Kathleen Chatfield agrees that her employment may be terminated by the Company at any time, with or without cause. In the event of the termination of Kathleen Chatfield's employment by the Company for the reasons set forth below, she shall be entitled to the following:

     (a) TERMINATION FOR CAUSE: If Kathleen Chatfield's employment is terminated by the Company for cause as defined below, she shall be entitled to no compensation or benefits from the Company other than those earned under paragraph 3 through the date of her termination.

     For purpose of this Agreement, a termination "for cause" occurs if Kathleen Chatfield is terminated for any of the following reasons:

            (i) theft, dishonesty, of falsification of any employment or Company record;

            (ii) improper disclosure of the Company's confidential or proprietary information;

            (iii) any intentional act by Kathleen Chatfield which has a material detrimental effect on the Company's reputation or business; or

            (iv) any material breach of this Agreement, which breach is not cured within thirty (30) days following written notice of such breach from the Company.

     (b) TERMINATION FOR OTHER THAN CAUSE: If Kathleen Chatfield's employment is terminated by the Company for any reason other than cause, she shall be entitled to the following separation benefits:

            (i) an amount equal to her then annual base salary, which shall be paid in sixty biweekly payments commencing on the date of termination;

            (ii) provided Kathleen Chatfield remains an employee of the Company as of December 31 of any fiscal year for which a performance bonus may be awarded, payment of any performance bonus that has become earned and payable as of her termination date; and

            (iii) continued provision of the employee benefits described in paragraphs 3(b) and (c) for a period of twelve months from the date of termination.

     (c) TERMINATION FOLLOWING A CHANGE IN CONTROL: For purposes of this Agreement, a "change of control" means a merger in which the Company is a party where the stockholders of the Company before such transaction do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company's assets (other than to one or more corporations where the stockholder of the Company before such transaction retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the corporation to which assets were transferred); or the direct or indirect sales or exchange by the stockholders of the Company before such transaction do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company.

If Kathleen Chatfield's employment with the Company is terminated by the Company for any reason within one (1) year following a change of control, she shall be entitled to receive the following upon such termination:

            (i) In the event that Kathleen Chatfield is entitled to and accepts any accelerated vesting of any of her unvested company stock options as a result of such change in control, the Company or its successor shall continue to pay her salary for a period of six (6) months following her termination; or

            (ii) In the event that Kathleen Chatfield is not entitled to any accelerated vesting of any of her Company stock options as a result of such change of control (or in the event that she declines to accept any such accelerated vesting and provides the Company with all necessary documents to effect that desire), the Company or its successor shall continue to pay her salary for a period of one (1) year following her termination.

     (d) INVOLUNTARY RESIGNATION FOLLOWING A CHANGE OF CONTROL: In the event that Kathleen Chatfield resigns from her employment with the Company or its successor following a change of control, it shall be deemed an Involuntary Resignation if it results from any of the following: (i) without Kathleen Chatfield's express written consent, a significant reduction in her duties or responsibilities; (ii) without Kathleen Chatfield's express written consent, a reduction, without good business reasons, of the facilities and prerequisite (including office space and location) available to her; (iii) a reduction by the Company in the base salary of Kathleen Chatfield as in effect immediately prior to such change of control; (iv) a reduction by the Company in the kind or level of employee benefits to which she is entitled, with the result that her overall benefits package is significantly reduced;
(v) the relocation of Kathleen Chatfield to a facility or location more than a reasonable commute from her then-present location, without her express written consent.

Upon Kathleen Chatfield's Involuntary Resignation she shall be entitled to receive the separation benefits described in either Section 5c(i) or 5c(ii), whichever is applicable.

     (e) MITIGATION; OFFSET: Kathleen Chatfield shall not be required in any way to mitigate the amount of any payment or benefit provided for in Sections 4 and 5, including, but not limited to, by seeking other employment; provided, that the amount of any payment or benefit provided for in Sections 4 and 5 shall be reduced by the amount of any compensation and fringe benefits earned by Kathleen Chatfield as the result of employment with or other service provided to another employer after the date of her termination or resignation during the period that salary or fringe benefits would otherwise be payable under Sections 4 and 5.

     (f) COBRA: To the extent Kathleen Chatfield is entitled to the benefits set forth in section 3(b), upon termination of her employment relationship, Kathleen Chatfield will be provided with the election forms for medical insurance continuation as provided by the Consolidated Omnibus Budget Reconciliation Act (COBRA). If she elects to continue insurance under COBRA, the Company will reimburse her for the cost of her continued health insurance, for up to twelve (12) months. This does not extend the length of the COBRA period. In the event she becomes eligible, through replacement employment, for equivalent medical coverage during the twelve month period, this benefit will cease. Kathleen Chatfield, and not the Company, is solely responsible for taking any steps necessary to elect to continue benefits under COBRA.

6. EXCLUSIVE REMEDY: Except as set forth above, Kathleen Chatfield shall be entitled to no further compensation for any damage or injury arising out of the termination of her employment by the Company.

7. CONFIDENTIAL INFORMATION AND INVENTIONS AGREEMENT: Kathleen Chatfield agrees to execute and abide by the terms and conditions of the Company's employee Confidential Information and Inventions Agreement.

8. NON-SOLICITATION OF EMPLOYEES. Kathleen Chatfield recognizes that she possesses and will possess confidential information about other employees of the Company relating to their education, experience, skills, abilities, compensation and benefits. Kathleen Chatfield recognizes that the information she possesses and will possess about these other employees is not generally known, is of substantial value to the Company in developing its business, and has been and will be acquired by her because of her business position with the Company. Kathleen Chatfield agrees that, during the period of her employment hereunder and for a period of two (2) years thereafter, she will not , directly or indirectly, solicit or recruit any employee of the Company for the purpose of being employed by her or by any competitor of the Company on whose behalf she is acting as an agent, representative or employee and that she will not convey any such confidential information or trade secrets about other employees of the Company to any other person.

9. ATTORNEYS' FEES: The prevailing party shall be entitled to recover from the losing party its attorneys' fees and costs incurred in any action brought to enforce any right arising out of this Agreement.

10. DISPUTE RESOLUTION: In the event of any dispute or claim relating to or arising out of this employment relationship, this Agreement, or the termination of this employment relationship (including, but not limited to, any claims of wrongful termination or age or other discrimination), all such disputes shall be fully and finally resolved by binding arbitration conducted by the American Arbitration Association in Alameda County, California; provided, however, that this arbitration provision shall not apply to any disputes or claims relating to or arising out of the misuse or misappropriation of the Company's trade secrets or proprietary information.

11. SUCCESSORS AND ASSIGNS: This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns. In view of the personal nature of the services to be performed under this Agreement by Kathleen Chatfield she shall not have the right to assign or transfer any of her right, obligations or benefits under this Agreement, except as otherwise noted herein.

12. ENTIRE AGREEMENT: This Agreement constitutes the entire Employment Agreement between Kathleen Chatfield and the Company regarding the terms and conditions of her employment, with the exception of (i) the confidentiality and inventions agreement described in paragraph 7 and (ii) any stock option agreement between Kathleen Chatfield and the Company. This Agreement supersedes all prior negotiations, representations or agreements between Kathleen Chatfield and the Company, whether written or oral, concerning Kathleen Chatfield's employment by the Company.

13. NO REPRESENTATIONS: Kathleen Chatfield acknowledges that she is not relying, and has not relied, on any promise, representation or statement made by or on behalf of the Company which is not set forth in this Agreement.

14. VALIDITY: If any one or more of the provisions (or any part thereof) of this Agreement shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability or the remaining provisions (or any part thereof) shall not in any way be affected or impaired thereby.

15. MODIFICATIONS: This Agreement may only be modified or amended by a supplemental written agreement signed by Kathleen Chatfield and the Company.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year written below.

                                        NATURAL WONDERS, INC.

Date:  10/24/97                         By:  /s/ Pearson C. Cummin
                                             ---------------------------------
                                        Its Chairman of the Board of Directors

Date:  9/15/97                          /s/  Kathleen Chatfield
                                        --------------------------------------
                                        Kathleen Chatfield